SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 4, 2002

Date of Report (Date of earliest event reported):

SuperGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 560-0100

Item 5.            Other Events

                        On March 4, 2002 SuperGen and Abbott Laboratories entered into a Termination and Release Agreement providing for the termination of both the Worldwide Sales, Distribution, and Development Agreement between SuperGen and Abbott, dated as of December 21, 1999 and the Common Stock and Option Purchase Agreement between SuperGen and Abbott, dated as of December 21, 1999.  A copy of the Termination and Release Agreement is filed as an exhibit to this report and is incorporated in this report by reference.

                        On March 4, 2002 SuperGen issued a press release announcing the execution of the Termination and Release Agreement.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.            Financial Statements and Exhibits.

(c)                   Exhibits

                        10.1         Termination and Release Agreement dated as of March 4, 2002 by and between SuperGen, Inc. and Abbott Laboratories

                        99.1         Press release dated March 4, 2002 announcing the Termination and Release Agreement dated March 4, 2002 between SuperGen, Inc. and Abbott Laboratories

____________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

Date: March 8, 2002	By: /s/ JOSEPH RUBINFELD
Joseph Rubinfeld, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                   Description

10.1                                                                           Termination and Release Agreement dated as of March 4, 2002 by and between SuperGen, Inc. and Abbott Laboratories

99.1                                                                           Press release dated March 4, 2002 announcing the Termination and Release Agreement dated March 4, 2002 between SuperGen, Inc. and Abbott Laboratories